Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-282945

GENERAL MOTORS FINANCIAL COMPANY, INC.
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated October 2, 2026
(To Prospectus dated November 1, 2024)

    The current Registration Statement for the Notes (No. 333-282945) was automatically effective on November 1, 2024. As of October 5, 2026, the interest rate(s) on the Notes will be as follows:

Principal Amount	Under $250,000	$250,000 and over
Interest Rate per Annum	4.00%	4.25%